UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 15, 2005

MAXWELL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Its charter)

Delaware	1-15477	95-2390133
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9244 Balboa Avenue San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 503-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 18, 2005, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing an update of its earlier released estimate of financial results for the three-month period ended December 31, 2004. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This update of the Company’s earlier released estimate of financial results, set forth on the Company’s Current Report on Form 8-K dated February 24, 2005, relates to an additional book provision of approximately $700,000 for the phase-out of a Swiss tax holiday that ends in 2005, which will increase the amount of net loss that will be reported for the quarter ended December 31, 2004, to approximately $5.1 million.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2005, management and the Company’s Board of Directors concluded that the previously issued consolidated financial statements for the year ended December 31, 2002 (the “2002 Financial Statements”) contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 should not be relied upon because of an error in the 2002 Financial Statements.

The decision to restate the 2002 Financial Statements was made by the Company’s Board of Directors (the “Board of Directors”) upon the recommendation of the Company’s management and the Audit Committee of the Board of Directors (the “Audit Committee”), after consultation with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.

As a result, on March 18, 2005, the Company issued a press release announcing that it expects to restate the 2002 Financial Statements to reflect an increase in net loss of approximately $1.9 million. The correction will have no net impact on stockholders’ equity or cash flows used in continuing operations and is not anticipated to have a material impact on the Company’s audited consolidated financial statements for the years ended December 31, 2003 and December 31, 2004. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The decision to restate the 2002 Financial Statements was made in connection with a review of certain stock-based compensation charges arising from the Company’s April 2002 repurchase of minority interests in and merger of the Company’s I-Bus/Phoenix, Inc. and Electronic Components Group subsidiaries into the Company.

As a part of these transactions, the Company exchanged all outstanding vested and unvested options to purchase shares of common sock of these subsidiaries for options to acquire shares of the Company. As a result, options to purchase 982,761 shares of I-Bus/Phoenix common stock and 302,505 shares of Electronic Components Group were converted in the respective mergers into options to purchase 393,104 and

127,052 shares of the Company’s common stock, respectively. Based on the weighted-average exercise prices of the modified options ($7.98 and $5.01, respectively), stock-based compensation expense totaling $1,921,000 was recorded in connection with the assumption and exchange of vested subsidiary stock options based on the difference between the fair market value of the Company’s common stock on the respective merger date and the exercise price of the modified stock option. In connection with these mergers any unvested stock options issued by these subsidiaries were forfeited prior to vesting.

The Company has not been advised by, or received notice from, McGladrey & Pullen, LLP, its independent registered public accountants for the fiscal year ended December 31, 2004, or from Ernst & Young, LLP, its independent registered public accountants for the fiscal year ended December 31, 2002, that the restatement of the 2002 Financial Statements was required, or that any of their respective previously issued audit reports should not be relied upon. Instead, the Board of Directors, in consultation with the Audit Committee and the Company’s management, made the decision to restate the 2002 Financial Statements independent of the findings of McGladrey & Pullen, LLP and Ernst & Young, LLP.

Item 8.01. Other Events.

On March 18, 2005, the Company issued a press release announcing that it had delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 and had filed a Notification of Late Filing on Form 12b-25. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document
99.1	Press Release issued by Maxwell Technologies, Inc. on March 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

Date: March 18, 2005	By:	/s/ David H. Russian
David H. Russian
Chief Financial Officer

MAXWELL TECHNOLOGIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
99.1	Press Release issued by Maxwell Technologies, Inc. on March 18, 2005.